UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2007

Technology Solutions Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 East Monroe Street, Suite 2600, Chicago, Illinois		60603
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-228-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, the Company announced that Sandor Grosz, chief financial officer, will be leaving the company to pursue other interests. A search for a new chief financial officer is under way. Mr. Grosz will remain as chief financial officer until the company hires a replacement. Upon his departure after a replacement has been hired, Mr. Grosz will receive his annual salary and health insurance benefits for a one year period from his departure date, receive a bonus payment of $88,000, and his 9,333 restricted stock units will become fully vested.

A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1 – Press Release issued by Technology Solutions Company dated June 22, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technology Solutions Company

June 22, 2007	By:	Sandor Grosz

Name: Sandor Grosz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Text of Press Release, dated June 22, 2007, titled Technology Solutions Company Announces Departure of Chief Financial Officer